UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2013

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cienega Street, Suite D

Santa Fe, New Mexico 87501

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Effective February 14, 2013, Sigma Labs, Inc. (“we,” “our” or the “Company”) entered into a consulting agreement with Udo Rettberg (the "Consultant"), pursuant to which the Company engaged the Consultant to render public relations and marketing services to the Company. The consulting agreement has a term of one year, unless earlier terminated by the Company for any reason and at any time upon ten days’ written notice to the Consultant. As compensation for the Consultant's services, we issued the Consultant under our 2011 Equity Incentive Plan (the "Plan") 1,000,000 shares of our common stock, at a price per share of $0.03, which was equal to the closing price of our common stock on the date of the consulting agreement, concurrently with the execution of the consulting agreement, and we agreed to issue the Consultant under the Plan 250,000 shares of our common stock, at a price per share of $0.03, on the last day of each month during the term of the consulting agreement, provided that the Consultant remains in the employ of the Company on each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2013	SIGMA LABS, INC. By: /s/ Mark Cola Name: Mark Cola Title: President and Chief Executive Officer